Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-83963, No. 333-86028, No. 333-38466, No. 333-51834, No. 333-107976, No. 333-142039) and Form S-8 (No. 2-86474, No. 2-91907, No. 2-98732, No. 33-6188, No. 33-6203, No. 33-13265, No. 33-17720, No. 33-30385, No. 33-30386, No. 33-36249, No. 33-41999, No. 33-42000, No. 33-53054, No. 33-66548, No. 33-66546, No. 33-55633, No. 33-55697, No. 33-59981, No. 33-59987, No. 333-34285, No. 333-57563, No. 333-81437, No. 333-90951, No. 333-43306, No. 333-52050, No. 333-53584, No. 333-66238, No. 333-69380, No. 333-96543, No. 333-96549, No. 333-106205, No. 333-106206, No. 333-142038, No. 333-151311, No. 333-167210 and No. 333-179076) of LSI Corporation of our report dated February 29, 2012 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

San Jose, California

February 29, 2012